EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Investor Fund
Focus Series Financial Portfolio,
Defined Asset Funds

We consent to the use in this Registration Statement No. 333-32179 of our opinion dated September 17, 1997, relating to the Statement of Condition of Equity Investor Fund, Focus Series Financial Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 17, 1997